Exhibit A



February 25, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

I have read and agree with the statements in Item 4 of the Amendment to Form 8-K of Stoneville Insurance Company dated February 25, 1999.

Very truly yours,



/s/ Richard L. Eaton